#113189964 v2 #97955151v2 EXECUTIVE SEVERANCE AGREEMENT This EXECUTIVE SEVERANCE AGREEMENT is made and entered into as of February 23, 2024 (the “Effective Date”), by and between Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (hereinafter referred to as the “Company”) and Sara Velazquez Ponessa (hereinafter referred to as the “Executive”) (this “Agreement”). WHEREAS, the Executive presently serves the Company in a position of authority and responsibility; and WHEREAS, pursuant to the terms of the Arcadium Lithium plc Change in Control Executive Severance Plan, the Executive and the Company desire to enter into this Agreement on the terms and the conditions set forth herein. NOW THEREFORE, to ensure that the Company will have the continued dedication of the Executive and the availability of the Executive’s service notwithstanding the possibility, threat, or occurrence of a Change in Control, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows: ARTICLE 1 ESTABLISHMENT, TERM, AND PURPOSE This Agreement is effective from the Effective Date and will continue in effect until the second anniversary of the Effective Date. On that date, and on each subsequent anniversary thereof, the term of this Agreement will be extended automatically for one (1) additional year, unless the Committee delivers written notice six (6) months prior to such date to the Executive that this Agreement will not be extended. If timely notice not to extend is given, this Agreement will terminate at the end of the term, or extended term, then in progress. However, in the event a Change in Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of: (i) twenty-four (24) months beyond the end of the month in which such Change in Control occurred; and (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive. ARTICLE 2 DEFINITIONS Whenever used in this Agreement, the following terms will have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized. Section 2.01. “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation, any corporation partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

-2- #113189964 v2 #97955151v2 Section 2.02. “Base Salary” means the salary of record paid to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred. Section 2.03. “Beneficiary” means the persons or entities designated or deemed designated by the Executive pursuant to Section 10.02 herein. Section 2.04. “Board” means the Board of Directors of the Company. Section 2.05. “Cause” means: (a) the Executive’s Willful and continued failure to substantially perform the Executive’s duties in any material respect (other than any such failure resulting from physical or mental incapacity or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes the Executive has failed to perform the Executive’s duties, and after the Executive has failed to resume substantial performance of the Executive’s duties on a continuous basis within thirty (30) calendar days of receiving such demand; (b) the Executive’s Willful and deliberate conduct (other than conduct covered under (a) above) which is materially injurious to the Company or an Affiliate; (c) the Executive’s having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law on or prior to a Change in Control; (d) any act of fraud, embezzlement, theft, misappropriation or misuse by the participant of the funds or property of the Company or any Affiliate; (e) the breach by the participant of any fiduciary duty against the Company or any Affiliate. Section 2.06. “Change in Control” has the meaning as such term is defined under the Arcadium Lithium plc Omnibus Incentive Plan. Section 2.07. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Section 2.08. “Committee” means the Compensation Committee of the Board or any other committee of the Board appointed to perform the functions of the Compensation Committee. Section 2.09. “Company” means Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey, or any successor thereto as provided in Article 9 herein. Section 2.10. “Date of Separation from Service” means the date on which a Qualifying Termination occurs.

-3- #113189964 v2 #97955151v2 Section 2.11. “Disability” means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Executive was employed when such disability commenced. Section 2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Section 2.13. “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following: (a) The assignment of the Executive to duties materially inconsistent with the Executive’s authorities, duties, responsibilities and status (including, without limitation, offices, titles and reporting requirements) as an employee of the Company (including, without limitation, any material change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity), or a reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities from the greatest of those in effect (i) immediately preceding the Company’s entry into any definitive agreement to conduct the Change in Control, or (ii) immediately preceding the Change in Control; (b) The Company’s requiring the Executive to be based at a location which is at least fifty (50) miles further from the Executive’s then current primary residence than such residence is from the office where the Executive is located at the time of the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business obligations; (c) A reduction by the Company in the Executive’s Base Salary by more than 10%; (d) A material reduction in the Executive’s level of participation in any of the Company’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates from the greatest of the levels in place: (i) immediately preceding the Company’s entry into any definitive agreement to conduct the Change in Control, or (ii) immediately preceding the Change in Control; (e) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Article 9 herein. provided that any such event shall constitute Good Reason only if Executive notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from Executive of written notice thereof, and the Executive resigns from the Executive’s employment within two years following the initial occurrence of such event. The existence of Good Reason will not be affected by the Executive’s temporary incapacity due to physical or mental illness not constituting a Disability. Section 2.14. “Notice of Termination” means a written notice which indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail

-4- #113189964 v2 #97955151v2 the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Section 2.15. “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as provided in Section 13(d). Section 2.16. “Qualifying Termination” means any of the events described in Section 3.02 herein, the occurrence of which triggers the payment of Severance Benefits hereunder. Section 2.17. “Separation from Service” means the Executive’s termination of employment with the Company, its Affiliates and with each member of the controlled group (within the meaning of Sections 414(b) or (c) of the Code) of which the Company is a member. The Executive will not be treated as having a Separation from Service during any period the Executive’s employment relationship continues, such as a result of a leave of absence, and whether a Separation from Service has occurred shall be determined by the Committee (on a basis consistent with rules under Section 409A) after consideration of all the facts and circumstances, including whether either no further services are to be performed or there is a reasonably anticipated permanent and substantial decrease (e.g., 80% or more) in the level of services to be performed (and the related amount of compensation to be received for such services) below the level of services previously performed (and compensation previously received). Section 2.18. “Severance Benefits” means the payment of severance compensation as provided in Section 3.03 herein. Section 2.19. “Willful” means any act or omission by the Executive which was not taken in good faith and with a reasonable belief that the action or omission was in the best interests of the Company or its Affiliates. Any act or omission based upon authority given pursuant to a duly adopted Board resolution, or, upon the instructions of any senior officer of the Company, or based upon the advice of counsel for the Company will be conclusively presumed to be taken or omitted by the Executive in good faith and in the best interests of the Company and/or its Affiliates. ARTICLE 3 SEVERANCE BENEFITS Section 3.01. Right to Severance Benefits. The Executive will be entitled to receive the Severance Benefits from the Company if a Qualifying Termination occurs on or after a Change in Control and before the end of the twenty-fourth (24th) calendar month following the end of the month in which the Change in Control occurs. The Executive will not be entitled to receive Severance Benefits if the Executive’s employment is terminated (i) for Cause, (ii) due to a voluntary termination without Good Reason, or (iii) due to death or Disability. Section 3.02. Qualifying Termination. A Qualifying Termination shall occur if:

-5- #113189964 v2 #97955151v2 (a) The Executive incurs a Separation from Service because of an involuntary termination of the Executive’s employment by the Company for reasons other than Cause, Disability or death; or (b) The Executive incurs a Separation from Service because of a voluntary termination by the Executive for Good Reason pursuant to a Notice of Termination delivered to the Company by the Executive. Section 3.03. Description of Severance Benefits. In the event the Executive becomes entitled to receive Severance Benefits, as provided in Section 3.01 and Section 3.02 herein, the Company will pay to the Executive (or in the event of the Executive’s death, the Executive’s Beneficiary) and provide the Executive with the following at the time or times provided in Section 4.01 herein: (a) An amount equal to 2 times the highest rate of the Executive’s annualized Base Salary in effect at any time up to and including the Date of Separation from Service. (b) An amount equal to 2 times the Executive’s highest annualized target annual bonus for any year up to and including the year in which the Executive’s Date of Separation from Service occurs. (c) An amount equal to the Executive’s unpaid Base Salary, and unused and accrued vacation pay, earned or accrued through the Date of Separation from Service. (d) Any annual bonus otherwise payable (but for Executive’s separation) for the plan year in which the Executive’s Date of Separation from Service occurred, calculated based on target performance and prorated for service through the Date of Separation from Service. (e) An amount equal to 2 times the annual Company contribution made on the Executive’s behalf to the Livent Savings and Investment Plan and the Livent Nonqualified Savings Plan as in effect immediately prior to the date of the Change in Control. For the avoidance of doubt, the “annual Company contribution” shall exclude any pre-tax or post-tax contribution specifically authorized by the Executive. (f) Provided it is permissible under the terms of the applicable plan and any underlying insurance contract and does not result in adverse tax consequences to the Company or the Executive, as determined by the Committee, a continuation of the Company’s welfare benefits of life and accidental death and dismemberment, and disability insurance coverage for 2 full years after the Date of Separation from Service. These benefits will be provided to the Executive (and to the Executive’s covered spouse and dependents) at the same premium cost, and at the same coverage level, as in effect immediately prior to the date of the Change in Control. The continuation of these welfare benefits (or cash benefits in lieu thereof, as described below) will be discontinued prior to the end of the 2-year period if the Executive has available substantially similar benefits at a comparable cost from a subsequent employer, as determined by the Committee. In the event any such benefit cannot be provided to the Executive under the terms of the applicable plan or contract or would result in adverse tax consequences, the Company shall pay an amount equal to 2 times the annual Company cost for such benefit as in effect immediately prior to the date of the Change in Control.

-6- #113189964 v2 #97955151v2 (g) Provided it is permissible under the terms of the plan and underlying insurance contract and does not result in adverse tax consequences to the Company or the Executive, as determined by the Committee, for a period of 2 full years following the Date of Separation from Service, the Company shall provide medical insurance for the Executive (and the Executive’s covered spouse and dependents) at the same premium cost, and at the same coverage level, as in effect immediately prior to the date of the Change in Control. The continuation of this medical insurance (or cash benefits in lieu thereof, as described below) will be discontinued prior to the end of the 2-year period if the Executive has available substantially similar medical insurance at a comparable cost from a subsequent employer, as determined by the Committee. The date that medical benefits provided in this paragraph cease to be provided under this paragraph will be the date of the Executive’s qualifying event for continuation coverage purposes under Code Section 4980B(f)(3)(B). In the event such medical insurance cannot be provided to the Executive under the terms of the applicable plan or contract or would result in adverse tax consequences, the Company shall pay an amount equal to 2 times the annual Company cost for such benefit as in effect immediately prior to the date of the Change in Control. Except as specifically noted above, awards granted under the Arcadium Lithium plc Omnibus Incentive Plan, and other incentive arrangements adopted by the Company will be treated pursuant to the terms of the applicable plan. The aggregate benefits accrued by the Executive as of the Date of Separation from Service under any savings or retirement plans sponsored by the Company from time to time will be distributed pursuant to the terms of the applicable plan. Section 3.04. Termination for Disability. If the Executive’s employment is terminated due to Disability, the Executive will receive the Executive’s Base Salary through the Date of Separation from Service, and the Executive’s benefits will be determined in accordance with the Company’s disability, retirement, survivor’s benefits, insurance and other applicable plans and programs then in effect. If the Executive’s employment is terminated due to Disability, the Executive will not be entitled to the Severance Benefits described in Section 3.03. Section 3.05. Termination upon Death. If the Executive’s employment is terminated due to death, the Executive’s benefits will be determined in accordance with the Company’s retirement, survivor’s benefits, insurance and other applicable programs of the Company then in effect. If the Executive’s employment is terminated due to death, neither the Executive’s estate nor the Executive’s Beneficiary will be entitled to the Severance Benefits described in Section 3.03. Section 3.06. Termination for Cause, or Other Than for Good Reason. Following a Change in Control of the Company, if the Executive’s employment is terminated either: (a) by the Company for Cause; or (b) by the Executive (other than for Good Reason), the Company will pay the Executive an amount equal to the Executive’s Base Salary and accrued vacation through the Date of Separation from Service, at the rate then in effect, plus all other amounts to which the Executive is entitled under any plans of the Company, at the time such payments are due and the Company will have no further obligations to the Executive under this Agreement. Section 3.07. Notice of Termination. Any termination of employment by the Company or by the Executive for Good Reason will be communicated by a Notice of Termination.

-7- #113189964 v2 #97955151v2 ARTICLE 4 FORM AND TIMING OF SEVERANCE BENEFITS Section 4.01. Form and Timing. Subject to Section 4.02: (a) the amounts payable under Section 3.03(a), (b),(c), and (e) will be paid in a lump sum on the 61st day following the Termination Date (or, if such 61st day is not a business day, the next business day immediately following such 61st day); (b) the amount payable under Section 3.03(d) will be paid in a lump sum at the same time that annual bonuses are paid to employees generally for the year in which the Executive’s Separation from Service occurs, but in no event later than 2½ months following the end of the year in which the Executive’s Separation from Service occurs; and (c) the benefits due under Section 3.03(f) and Section 3.03(g) will continue uninterrupted following the Executive’s Separation from Service (but will be discontinued if the requirements of Section 4.02 are not timely satisfied) or in the event a cash payment will be made pursuant to Section 3.03(f) or Section 3.03(g), such payment shall be made in monthly installments, over the period such benefits would have otherwise been provided. Section 4.02. Release. All rights, payments and benefits due to the Executive under Section 3.03 (other than Section 3.03(c)) shall be conditioned on the Executive’s execution of a general release of claims against the Company and its affiliates in substantially the form attached as Exhibit A hereto and on that release becoming irrevocable within 60 days following the Termination Date. ARTICLE 5 TAXES AND TAX COMPLIANCE Section 5.01. Withholding of Taxes. The Company will be entitled to withhold from any amounts payable under this Agreement all taxes as it may believe are reasonably required to be withheld (including, without limitation, any United States federal taxes and any other state, city, or local taxes). Section 5.02. Section 409A Compliance. This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement will be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may the Executive, directly or indirectly, designate the calendar year of payment. Notwithstanding any other provision of this Agreement to the contrary, any payment that constitutes the deferral of compensation (within the meaning of Treas. Reg. § 1.409A-l(b)) that is otherwise required to be made to the Executive prior to the day after the date that is six months from the Date of Separation from Service shall be accumulated, deferred and paid in a lump sum to the Executive (with interest on the amount deferred from the Date of Separation from Service until the day prior to the actual payment at the federal short-term rate on the Date of Separation from Service) on the day after the date that is six months from the Date of Separation from Service; provided, however, if Executive dies prior to the expiration of such six month period, payment to the Executive’s

-8- #113189964 v2 #97955151v2 Beneficiary shall be made as soon as practicable following the Executive’s death. Any reimbursements or in-kind benefits that constitute a deferral of compensation (within the meaning of Treas. Reg. § 1.409A-l(b)) will be provided subject to the requirements of Treas. Reg. §§ 1.409A-3(i)(l)(iv)(A)(3), (4) and (5). Section 5.03. Parachute Payments. (a) Notwithstanding anything to the contrary in this Agreement or otherwise, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the Executive’s Separation from Service (whether pursuant to the terms of this Agreement or any other plan, policy, arrangement or agreement maintained or entered into by the Company (or any of its Affiliates or successors) or any Person whose actions result in a Change in Control (or any Person affiliated with such Person)) (all such payments and benefits, the “Parachute Payments”) would be subject (in whole or in part) to an excise tax under Section 4999 of the Code (the “Excise Tax”), then the Parachute Payments shall either be (i) reduced (but not below zero) so that the present value of the Parachute Payments is one dollar less than three times the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) so that no portion of the Parachute Payments shall be subject to the Excise Tax or (ii) paid in full, whichever produces the better net after-tax position to the Executive (taking into account the Excise Tax and any other applicable taxes). (b) The reduction of the Parachute Payments contemplated in Section 5.03(a) above shall be implemented by determining the Parachute Payment Ratio (as defined below), as determined in good faith by the Company (or its successor), for each Parachute Payment and then reducing the Parachute Payments in order beginning with the Parachute Payment with the highest Parachute Payment Ratio. For Parachute Payments with the same Parachute Payment Ratio, such Parachute Payments shall be reduced based on the time of payment of such Parachute Payments, with amounts having later payment dates being reduced first. For Parachute Payments with the same Parachute Payment Ratio and the same time of payment, such Parachute Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Parachute Payments with a lower Parachute Payment Ratio. For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction, (i) the numerator of which is the value of the applicable Parachute Payment (as calculated for purposes of Section 280G of the Code), and (ii) the denominator of which is the intrinsic (i.e., economic) value of such Parachute Payment. ARTICLE 6 THE COMPANY’S PAYMENT OBLIGATION The Company’s obligation to make the payments and the arrangements provided for herein will be absolute and unconditional, and will not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else; provided, however that nothing in this Article 6 shall prevent the recoupment of certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial requirements in accordance with the Company’s Financial Restatement Clawback Policy, adopted as of January 4, 2024 (the “Clawback Policy”). All amounts payable by the Company hereunder will be paid without notice or demand. Each and every payment made hereunder by the Company will be final, and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever, except in accordance with the Clawback Policy as described above.

-9- #113189964 v2 #97955151v2 The Executive will not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment will in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 3.03(f) and Section 3.03(g) herein. Notwithstanding anything in this Agreement to the contrary, if Severance Benefits are paid under this Agreement, no severance benefits under any program of the Company, other than benefits described in this Agreement, will be paid to the Executive. ARTICLE 7 FEES AND EXPENSES To the extent permitted by law, the Company will pay as incurred (within ten (10) days following receipt of an invoice from the Executive) all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company’s refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company’s contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement; provided, however, that the Company will reimburse the Executive only for such expenses arising out of litigation commenced within three (3) years following the Executive’s Separation from Service. Notwithstanding any other provision in this Article 7, the Company will reimburse the Executive only for expenses incurred prior to the end of the fifth (5th) year following the Executive’s Separation from Service. ARTICLE 8 OUTPLACEMENT ASSISTANCE Following a Qualifying Termination (as described in Section 3.02 herein), the Executive will be reimbursed by the Company for the costs of all reasonable outplacement services obtained by the Executive within the two (2) year period after the Date of Separation from Service; provided, however, that reimbursements must be made by the end of the third year following the Date of Separation from Service and the total reimbursement for such outplacement services will be limited to an amount equal to fifteen percent (15%) of the Executive’s Base Salary as of the Date of Separation from Service. ARTICLE 9 SUCCESSORS AND ASSIGNMENT Section 9.01. Successors to the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Section 9.02. Assignment by the Executive. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amount would still be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the Executive’s Beneficiary. If the Executive has not named

-10- #113189964 v2 #97955151v2 a Beneficiary, then such amounts will be paid to the Executive’s devisee, legatee, or other designee, or if there is no such designee, to the Executive’s estate, and such designee, or the Executive’s estate will be treated as the Beneficiary hereunder. ARTICLE 10 MISCELLANEOUS Section 10.01. Employment Status. Except as may be provided under any other agreement between the Executive and the Company, the employment of the Executive by the Company is “at will,” and may be terminated by either the Executive or the Company at any time, subject to applicable law. Section 10.02. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Committee. The Executive may make or change such designations at any time. Section 10.03. Severability. In the event any provision of this Agreement will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and will have no force and effect. Section 10.04. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized member of the Committee, or by the respective parties’ legal representatives and successors. Section 10.05. Applicable Law. The laws of the state of Delaware will be the controlling law in all matters relating to this Agreement. Section 10.06. Indemnification. To the full extent permitted by law, the Company will, both during and after the period of the Executive’s employment, indemnify the Executive (including by advancing the Executive expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including any attorneys’ fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which the Executive is made a party by reason of being (or having been) an officer, director or employee of the Company or any of its subsidiaries. The Executive will be covered by director and officer liability insurance to the maximum extent that that insurance covers any officer or director (or former officer or director) of the Company. [Signature Page Follows]

[Signature Page to Executive Severance Agreement] #113189964 v2 #97955151v2 IN WITNESS WHEREOF, the parties have executed this Agreement on February 23, 2024. Arcadium Lithium plc EXECUTIVE By: ___________________________ ________________________ Name: Title: Sara Ponessa Sara Velazquez Ponessa (Feb 23, 2024 14:06 EST)Alicia Markmann (Feb 26, 2024 11:18 EST)

-12- #113189964 v2 #97955151v2 EXHIBIT A Form of Release (this “Release”) 1. I, Sara Velazquez Ponessa, as a condition to and in consideration of receiving the Severance Benefits (as defined in Section 3.03 of the executive severance agreement, dated as of February 23, 2024, by and between myself and Arcadium Lithium plc (the “Company”, and such agreement the “Agreement”)), do hereby release and forever discharge as of the date hereof the Company and its respective Affiliates (as defined in the Agreement) and all present, former and future directors, officers, agents, shareholders, trustees, fiduciaries, administrators, attorneys, insurers, representatives, employees, successors and assigns of the Company and its Affiliates (collectively, the “Released Parties”) from any and all claims, debts demands, suits, equitable relief, damages, costs, expenses, administrative actions, causes of action, covenants, contracts, wages, bonuses, liabilities and expenses of any kind or character (severally and collectively, “Claims”), whether known or unknown, relating in any manner to or arising from my employment with the Company or any of its past or present Affiliates, or the termination thereof, or which may otherwise arise under any federal, state or local statute, the common law or in equity, including but not limited to any Claim arising under the Americans with Disabilities Act, the Age Discrimination in Employment Act (the "ADEA"), the Employee Retirement Income Security Act, the Family Medical Leave Act, the Fair Labor Standards Act and Title VII of the Civil Rights Act of 1964, all as amended, and contract or tort claims, claim with respect to salary, wages, bonuses and commissions, the breach of an oral or written contract, unjust enrichment, promissory estoppel, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, wrongful termination, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, including, without limitation, any Claims for unlawful employment discrimination of any kind, whether based on age, race, sex, disability or otherwise, as well as Claims for attorney’s fees, except claims not subject to be released under federal, state or local law; provided that, nothing in this Release or otherwise shall preclude me from seeking a judicial determination regarding the validity of this waiver with respect to any claims under the ADEA, from filing a charge with the U.S. Equal Employment Opportunity Commission, or from communicating directly with and providing information to the Securities and Exchange Commission (the “SEC”) or any other federal, state or local governmental agency or commission (“Government Agencies”) regarding possible legal violations, without disclosure to the Company, as described in more detail under Section 6 (Protected Rights), below. 2. Protected Rights. Nothing in this Release or otherwise limits my ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other Government Agencies regarding possible legal violations, without disclosure to the Company or any of its past or present Affiliates. The Company, nor any of its past or present Affiliates, may not retaliate against me for any of these activities, and nothing in this Release or otherwise requires me to waive any monetary award or other payment that I might become entitled to from the SEC or any other Government Agency. Nothing in this Agreement requires me to disclose any communications I may have had or information I may have provided to the SEC or other Government Agencies regarding possible legal violations.

-13- #113189964 v2 #97955151v2 3. Subject to the Section 2 (Protected Rights), I hereby acknowledge that I may hereafter discover claims or facts in addition to or different from those which I now know or believe to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected my decision to enter into this Release. Nevertheless, except as set forth in Section 2 (Protected Rights), I expressly waive any Claim, to the extent waivable under applicable law, which might arise as a result of such different or additional claims or facts, and I hereby acknowledge, understand and agree that this Release extends to all Claims, whether known or unknown, suspected or unsuspected, except as set forth in Section 2 (Protected Rights). I further expressly waive and release any rights and benefits which I have or may have under any law or rule of any jurisdiction pertaining to the matters released herein and expressly waive and release any, except as set forth in Section 2 (Protected Rights). 4. I hereby promise never to file any legal Claim against the Company or any of its past or present Affiliates in any forum for any reason based on any act, omission, event, occurrence or non-occurrence, from the beginning of time to and including the date I sign this Release, including but not limited to Claims covered by this Release, except as set forth in Section 2 (Protected Rights). 5. Notwithstanding the foregoing, this Release does not release Claims that cannot be released as a matter of law, including any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (“EEOC”), the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company. However, except as set forth in Section 2 (Protect Rights), by executing this Release, I hereby waive the right to monetary recovery from the Company, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages, or punitive damages, in any proceeding I may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the my behalf. 6. I hereby warrant and represent that I have not assigned or transferred to any person or entity any of the Claims released by this Release, and I agree to defend (by counsel of the Company’s choosing), and to indemnify and hold harmless, the Released Parties from and against any claims based on, in connection with, or arising out of any such assignment or transfer made, purported, or claimed. 7. Notwithstanding anything to the contrary in this Release or otherwise, the foregoing release shall not cover, and Employee does not intend to release: (i) the Severance Benefits, (ii) any Claims for vested employee benefits, or (iii) any rights in my capacity as an officer or director of the Company to indemnification, exculpation, or liability or advancement of expenses under the Company’s governing documents or benefits under and directors’ or officers’ insurance policy maintained by the Company. 8. It is my intention through this Release and with the advice of counsel to fully, finally and forever settle and release the Claims set forth above. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of

-14- #113189964 v2 #97955151v2 such matters notwithstanding the discovery of any additional claims or facts relating thereto. 9. I HAVE READ THIS RELEASE AND BEEN PROVIDED A FULL AND AMPLE OPPORTUNITY TO STUDY IT, AND I UNDERSTAND THAT THIS IS A FULL, COMPREHENSIVE AND GENERAL RELEASE AND INCLUDES ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. I ACKNOWLEDGE THAT I HAVE BEEN ADVISED IN WRITING TO CONSULT WITH LEGAL COUNSEL BEFORE SIGNING THIS RELEASE AND THE AGREEMENT, AND I HAVE CONSULTED WITH AN ATTORNEY. I WAS GIVEN A PERIOD OF AT LEAST [SIXTY (60) DAYS] TO CONSIDER SIGNING THIS RELEASE, AND I HAVE SEVEN (7) DAYS FROM THE DATE OF SIGNING TO REVOKE MY ACCEPTANCE BY DELIVERING TIMELY NOTICE OF MY REVOCATION TO THE BOARD OF DIRECTORS OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. I AM SIGNING THIS RELEASE VOLUNTARILY, WITHOUT COERCION, AND WITH FULL KNOWLEDGE THAT IT IS INTENDED, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A COMPLETE AND FINAL RELEASE AND WAIVER OF ANY AND ALL CLAIMS (TO THE EXTENT WAIVABLE UNDER APPLICABLE LAW). I ACKNOWLEDGE AND AGREE THAT THE PAYMENTS SET FORTH IN THE AGREEMENT ARE CONTINGENT UPON MY SIGNING THIS RELEASE AND WILL BE PAYABLE ONLY IF AND AFTER THE REVOCATION PERIOD HAS EXPIRED. 10. I acknowledge that I have read this Release, understand its terms, have entered into it voluntarily, and with full knowledge of its content, meaning and effect. By: Date: Sara Ponessa

Executive Severance Agreement - Sara Ponessa (2) Final Audit Report 2024-02-23 Created: 2024-02-23 By: Nancy Thomas (Nancy.Thomas@livent.com) Status: Signed Transaction ID: CBJCHBCAABAAa-y7naDH31DPivUBPGxIXDw_ZLM3XWvX "Executive Severance Agreement - Sara Ponessa (2)" History Document created by Nancy Thomas (Nancy.Thomas@livent.com) 2024-02-23 - 7:04:38 PM GMT- IP address: 136.226.50.82 Document emailed to Sara Velazquez Ponessa (sara.ponessa@livent.com) for signature 2024-02-23 - 7:05:17 PM GMT Email viewed by Sara Velazquez Ponessa (sara.ponessa@livent.com) 2024-02-23 - 7:06:04 PM GMT- IP address: 136.226.52.121 Document e-signed by Sara Velazquez Ponessa (sara.ponessa@livent.com) Signature Date: 2024-02-23 - 7:06:39 PM GMT - Time Source: server- IP address: 136.226.52.121 Agreement completed. 2024-02-23 - 7:06:39 PM GMT

Executive Severance Agreement - Sara Ponessa (2) - signed Final Audit Report 2024-02-26 Created: 2024-02-26 By: Nancy Thomas (Nancy.Thomas@livent.com) Status: Signed Transaction ID: CBJCHBCAABAACNg0zdzhjXUZs4WQYVZZ_pe7vGAzJ64W "Executive Severance Agreement - Sara Ponessa (2) - signed" History Document created by Nancy Thomas (Nancy.Thomas@livent.com) 2024-02-26 - 3:49:46 PM GMT- IP address: 136.226.50.82 Document emailed to Alicia Markmann (alicia.markmann@livent.com) for signature 2024-02-26 - 3:50:20 PM GMT Email viewed by Alicia Markmann (alicia.markmann@livent.com) 2024-02-26 - 3:52:01 PM GMT- IP address: 165.225.36.106 Document e-signed by Alicia Markmann (alicia.markmann@livent.com) Signature Date: 2024-02-26 - 4:18:23 PM GMT - Time Source: server- IP address: 170.85.72.124 Agreement completed. 2024-02-26 - 4:18:23 PM GMT